UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                October 25, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

         Utah                                                 59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On October 25, 2005, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with the shareholders of Kenna Technologies, Inc., a Delaware corporation ("Kenna"). Kenna develops software and related technologies for building computational models that mimic complex biological systems. The Registrant expects that Kenna's computational models will become key components for its development of more effective therapies and diagnostic products. In acquiring Kenna, the Registrant also gains access to Kenna's BoneFusion and CellCycleFusion models, which simulate bone remodeling processes and molecular pathways. These pathways are common targets of current cancer therapies.

      Under the Agreement, the Kenna shareholders exchanged all of the outstanding shares of Kenna for 1,500,000 shares of the Registrant's common stock. In addition, the Registrant agreed to hire certain key employees of Kenna, including Drs. Barbara Handelin and Tandy Herrin, who will support the clinical development of DNAPrint's PT-401 with simulations to help design optimal clinical trials.


Item 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      See Item 1.01 above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DNAPrint genomics, Inc.


                                        By: /s/ Richard Gabriel
                                            ------------------------------------
                                             Richard Gabriel, President